Exhibit 99.1

      WINDROSE MEDICAL PROPERTIES TRUST REPORTS SECOND QUARTER 2006 RESULTS

     Second Quarter Highlights:

     - Reported quarterly rental revenues of $22.5 million, up 119.5% from second quarter 2005

     - Generated funds from operations (FFO) of $0.29 per share on a fully diluted basis

     - Completed equity offering of 2.6 million shares at $14.80 per share for total net proceeds of $36.5 million

     - Acquired five medical office buildings for $29.4 million

     - Declared quarterly dividends of $0.235 per common share and $0.4726 per preferred share

    INDIANAPOLIS, Aug. 8 /PRNewswire-FirstCall/ -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today financial results for the second quarter ended June 30, 2006.

    Financial and Operating Results

    Windrose reported second quarter 2006 rental revenues of $22.5 million, compared to $10.2 million for the second quarter 2005, a 119.5% increase. Second quarter 2006 corporate general and administrative expenses were $1.8 million, compared to $1.0 million for the same quarter in 2005, a 76.6% increase. These general and administrative expenses included $122,000 of abandoned transaction expense in the 2006 second quarter related to two acquisitions that Windrose determined not to complete as not being in the best interest of shareholders.

    Second quarter 2006 net income was $1.5 million, compared to $1.2 million for the second quarter 2005, a 31.2% increase. Second quarter 2006 net income available for common shareholders after preferred dividends was $539,000, or $0.03 per diluted share based on 20.4 million weighted average common shares outstanding, compared to $1.1 million, or $0.08 per diluted share based on 14.1 million weighted average common shares outstanding, for the second quarter 2005.

    Second quarter 2006 funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, was $5.7 million, or $0.29 per diluted share on an increased share base, compared to $3.4 million, or $0.25 per diluted share, for the second quarter 2005. Second quarter 2006 funds available for distribution (FAD), which consists of FFO adjusted primarily for straight-line rent, above/below market rents, and amortization of deferred financing fees, was $5.3 million, compared to $3.3 million for the second quarter 2005.

    Hospital Affiliates Development Corp. (HADC), Windrose's taxable development subsidiary, generated a second quarter 2006 pre-tax loss of approximately $46,000, as compared to a second quarter 2005 pre-tax profit of approximately $23,000. The second quarter 2006 after-tax loss was approximately $28,000 compared to a second quarter 2005 after tax profit of approximately $28,000 compared to a second quarter 2005 profit of approximately $14,000.

    In April 2006, Windrose completed a public offering of 2.6 million common shares, including the underwriters' over-allotment, at $14.80 per share resulting in total net proceeds of approximately $36.5 million after underwriting discounts, commissions and expenses.

    Also in April, the Company's development subsidiary, HADC, was retained to manage the project implementation of a $75 million expansion and renovation of an acute care hospital. Under the Program Management Agreement, HADC, as the owner's representative, will manage the work of third party professionals in connection with the site's due diligence, design, equipping and construction. The project is a 200,000 square foot expansion and a 21,000 square foot renovation of Sumner Regional Medical Center (SRMC) on a fee-for-service basis for ownership by Sumner Regional Medical in Gallatin, TN.

    In June, Windrose acquired five medical office buildings for aggregate consideration of $29.4 million. The properties represent more than 300,000 rentable square feet, with three of the buildings connected to the Princeton campus of a hospital affiliated with Baptist Health System of Birmingham, AL. As part of the transaction, Windrose will be self-developing an estimated 60,000 square foot medical office building on the Citizens Baptist Medical Center campus in Talladega, AL for Baptist.

    In August, Windrose acquired three specialty hospitals for $26.2 million. With more than 169,000 rentable square feet, the transaction diversifies the Company's portfolio into the long-term acute care and rehabilitation sectors.

    Fred Klipsch, Chairman and Chief Executive Officer, remarked, "We continue to expand the Windrose property portfolio by acquiring and developing high quality, specialty medical properties. At the end of the quarter, our property portfolio consisted of $720 million in gross asset value and generated $22.5 million in second quarter rental revenues, a 120% increase over the prior year. We have made progress on the acquisition front over the past four months with the acquisition of five medical office buildings and three hospitals. Year to date, our acquisitions total $55.6 million, positioning us well on track to meet our $100 million acquisition goal."

    Fred Farrar, President and Chief Operating Officer, stated, "We are focused on strengthening our balance sheet as exemplified by the utilization of the proceeds from the April stock offering to pay down debt. Our asset management team has made significant strides on the leasing front that has lead to occupancy increasing to 94% across the portfolio at the end of the second quarter of 2006 and to over 96% at the end of the second quarter of 2006 across the 21 property portfolio acquired in the fourth quarter of 2005."

    Distributions

    As previously announced, Windrose's Board of Trustees declared a second quarter 2006 dividend of $0.235 per common share. The dividend is payable on August 21, 2006 to shareholders of record on August 11, 2006. The Board of Trustees declared a quarterly dividend of $0.4726 per 7.5% Series A cumulative convertible preferred share. This dividend is payable on August 21, 2006 to preferred shareholders of record on August 4, 2006.

    Conference Call and Webcast

    Windrose will host a conference call to discuss second quarter results on Tuesday, August 8, 2006 at 11:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing (877) 407-9039 for domestic callers, and (201) 689-8470 for international callers. Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time.

    A live webcast of the conference call will be available online at www.windrosempt.com. After the live webcast, the call will remain available on Windrose Medical Properties Trust's website, www.windrosempt.com, through September 8, 2006. In addition, a telephonic replay of the call will be available through August 22, 2006. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international. Please use account number 3055 and conference ID number 208447.

    About Windrose

    Windrose is a self-managed real estate investment trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, ambulatory surgery centers, outpatient treatment diagnostic facilities, physician group practice clinics, specialty hospitals and treatment centers.

    Non-GAAP Financial Measures

    This press release contains non-GAAP financial information that is generally provided by most publicly-traded REITs and that we believe may be of interest to the investment community. Reconciliation of all non-GAAP financial measures to GAAP financial measures are included in the schedule accompanying this press release and on Windrose's web site at www.windrosempt.com under the heading "Financial Reports" on the "Investor Center" section of Windrose's web site.

    Windrose believes that FFO is helpful in understanding Windrose's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. Windrose believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for Windrose's portion of these items related to unconsolidated entities and joint ventures. A reconciliation of Windrose's second quarter 2006 and 2005 FFO to net income, the most directly comparable GAAP measure, is included in a schedule accompanying this press release.

    Windrose's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of Windrose to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. Windrose derives FAD by adjusting FFO for certain non-cash items such as the straight line rent adjustment, above/below market lease rents, amortization of loan fees, and depreciation of property, plant and equipment. A reconciliation of Windrose's second quarter 2006 and 2005 FAD to net income, the most directly comparable GAAP measure, is included in a schedule accompanying this press release.

    Safe Harbor

    Some of the statements in this news release, including those related to this earnings report, constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not based on historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2005. The forward-looking statements contained herein represent our judgment as of the date hereof, and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

    Contact:                                 Investors/Media:
    Windrose Medical Properties Trust        The Ruth Group
    Fred Farrar                              Stephanie Carrington/Jason Rando
    President and COO                        (646) 536-7017/7025
    (317) 860-8213                           scarrington@theruthgroup.com
                                             jrando@theruthgroup.com

                        Windrose Medical Properties Trust
                  Condensed Consolidated Financial Information
                (Dollars in Thousands, except per share amounts)

                                                          Three months    Three months
                                                             ended           ended
                                                           6/30/2006       6/30/2005
                                                          ------------    ------------
RENTAL OPERATIONS
Revenues
  Rent                                                    $     22,452    $     10,229

Operating expenses
 Rental expenses                                                 5,020           2,240
 Property Taxes                                                  1,705             894
 Depreciation and amortization                                   5,327           2,303
  Total operating expenses                                $     12,052    $      5,437

  Operating income from rental
   operations                                             $     10,400    $      4,792

SERVICE OPERATIONS (HADC)
Revenues
 Development and project
  management fees                                         $        467    $        608

Expenses
 Cost of sales and project costs                                   381             364
General and administrative expenses                                132             221
 Gain (Loss) from service operations                      $        (46)   $         23

GENERAL AND ADMINISTRATIVE EXPENSES
 Corporate operations                                            1,699           1,028
 Abandoned Deals Expense                                           122               3
   Total General and
    Administrative Expenses                               $      1,821    $      1,031

Operating income                                          $      8,533    $      3,784

OTHER INCOME (EXPENSE)
 Interest income (expense)                                      (6,827)         (2,541)
Other income (expense)                                             (66)            (39)
   Total other income(expense)                            $     (6,893)   $     (2,580)

Income tax benefit(expense)                                         18              (9)

 Net income before minority interest
  and discontinued operations                             $      1,658    $      1,195

 Minority interest in income of
  common unit holders and other
  subsidiaries                                                    (137)            (36)

Net income                                                $      1,521    $      1,159

 Dividends on preferred shares                                     982              11

Net Income available for common
 shareholders                                             $        539    $      1,148

 Weighted average shares of common
  stock outstanding
  - Basic                                                       20,050          13,666
  - Diluted                                                     20,445          14,054

Net income per common share
  - Basic and diluted                                     $       0.03    $       0.08

                        Windrose Medical Properties Trust
                  Condensed Consolidated Financial Information
                (Dollars in Thousands, except per share amounts)

                                                          Three months    Three months
                                                             ended           ended
                                                           6/30/2006       6/30/2005
                                                          ------------    ------------
Funds from operations(1) (FFO):
 Net income available for common shareholders             $        539    $      1,148
 Add back (deduct):
   Amortization and depreciation expense                         5,327           2,303
   Minority interest share of depreciation
    and amortization                                              (132)            (60)

 Funds from operations (FFO)                              $      5,734    $      3,391

 Weighted average shares of common stock
  outstanding
  - Basic                                                       20,050          13,666
  - Diluted                                                     20,445          14,054

 FFO per common share
  - Basic and diluted                                     $       0.29    $       0.25

                        Windrose Medical Properties Trust
                  Condensed Consolidated Financial Information
                             (Dollars in Thousands)

                                                          Three months     Three months
                                                             ended            ended
                                                           6/30/2006       6/30/2005
                                                          ------------    ------------
Funds available for distribution(2) (FAD)
 Funds from operations (FFO)                              $      5,734    $      3,391
 Add back (deduct):
   Straight-line rent adjustment                                (1,112)           (413)
   Rental income associated with above/below
    market leases                                                  373             101
   Amortization of deferred financing fees                         211             163
   Depreciation of property, plant and
    equipment                                                       50              39
   Minority interest share of FAD adjustments                       38              13

Funds available for distribution (FAD)                    $      5,295    $      3,294

Cash Spent on Tenant Improvements,
 Capital Expenditures and Leasing Commissions
Capital improvement expenditures                          $        111             $ -
Tenant improvements and leasing commissions                        186             209
    Total                                                 $        297    $        209

   Reconciliation of Net Income to Cash Flows Provided by Operating Activities

                                                          Three months    Three months
                                                             ended           ended
                                                           6/30/2006       6/30/2005
                                                          ------------    ------------
Net income                                                $      1,521    $      1,159

Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation and amortization                                 5,327           2,303
   Rental income associated with above/
    below market leases                                            373             101
   Deferred income taxes                                           (18)              9
   Deferred compensation expense                                   114              46
   Amortization of deferred financing fees                         211             163
   Amortization of fair value of debt
    adjustment                                                    (119)           (229)
   Minority interest in earnings                                   137              36
   Increase (decrease) in cash due to
    changes in:
      Construction receivables and
       payables, net                                                 7              30
      Straight line rent receivable                             (1,112)           (418)
      Revenue earned in excess of billings                          19              73
      Billings in excess of revenues earned                         86              28
      Receivables from tenants                                  (1,037)            673
      Other accrued revenues and expenses                       (1,238)            574
        Cash flows provided by operating
         activities                                       $      4,271    $      4,548

               Reconciliation of Cash Flows Provided by Operating
              Activities to Funds Available for Distribution (FAD)

                                                          Three months    Three months
                                                             ended           ended
                                                           6/30/2006       6/30/2005
                                                          ------------    ------------
Cash flows provided by operating
 activities                                                      4,271    $      4,548
  Add (Deduct):
   Non-income Operating Cash Flows:
     Billings in excess of revenues earned                         (19)            (73)
     Revenue earned in excess of billings                          (86)            (28)
     Deferred income taxes                                          18              (9)
     Receivables from tenants                                    1,037            (673)
     Amortization of fair value of debt                            119             229
     Depreciation of PP&E and amortization
      of other assets                                               50              39
     Other accrued revenues and expenses                         1,238            (574)
     Construction payables, net                                     (7)            (30)
     Deferred compensation expense                                (114)            (46)
     Minority interest in earnings                                (137)            (36)
     Minority interest share of depreciation
      and amortization and FAD Adjustments                         (94)            (42)
     Preferred dividends                                          (982)            (11)
Funds available for distribution (FAD)                    $      5,295    $      3,294

                        Windrose Medical Properties Trust
                      Condensed Consolidated Balance Sheets
                             (Dollars in Thousands)

                                                           6/30/2006       6/30/2005
                                                          ------------    ------------
Cash and cash equivalents                                 $     11,312    $     23,433
Net real estate assets                                         686,170         400,446
Other assets                                                    31,158          12,858
  Total assets                                            $    728,640    $    436,737

Debt                                                      $    375,449    $    214,029
Liability to subsidiary trust
 issuing preferred securities                                   51,000               -
Payables and other liabilities                                  16,050          21,842
Minority interest                                                5,940           5,638
Shareholders' equity                                           280,201         195,228
  Total liabilities and
   shareholders' equity                                   $    728,640    $    436,737

(1) The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002 defines FFO as net income
     (loss) (computed in accordance with GAAP), excluding gains from sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures.

(2) The Company's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. The Company derives FAD by adjusting FFO for certain non-cash items such as the straight line rent adjustment, above/below market lease rents, amortization of loan fees, and depreciation of non-real estate property, plant and equipment.

     The Company's calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts ("REITs") due to the fact that not all REITs use the same definitions. FFO and FAD should not be considered as alternatives to net income as indicators of the Company's operating performance or alternatives to cash flows as measures of liquidity. FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.

     Reclassifications: Certain prior quarter balances have been reclassified to conform to the current presentation.

     Rounding: Certain amounts and balances may differ due to numerical rounding.

SOURCE  Windrose Medical Properties Trust
    -0-                             08/08/2006
    /CONTACT: Fred Farrar, President and COO of Windrose Medical Properties Trust, +1-317-860-8213; or Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Media: Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group for Windrose Medical Properties Trust/
    /Web site:  http://www.windrosempt.com /
    (WRS)_